Exhibit (c)(2)

December 20, 2002	Confidential

Project Yellow

Valuation Materials

The material contained in this presentation is confidential to Pancho. Neither this presentation nor any of its contents may be disclosed by any recipient to any third party.

This presentation was prepared exclusively for the benefit and internal use of the JPMorgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of JPMorgan.

The information in this presentation is based upon management forecasts and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. JPMorgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction.

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Agenda

• Key Financial Terms of Transaction

• Pancho Valuation

Key financial terms of transaction

• Transaction

—	Fernando Jr., Mexico’s largest Red bottler, is seeking to acquire Pancho, the largest bottler in Latin America

—	Fernando Sr. has made an all cash offer (the “Fernando Offer”) of $22 per Pancho A share and $38 per Pancho B share (to shareholders other than Red)

—	The offer for Red is for $22 per Pancho share owned by Red payable in Fernando Jr. shares

—	The offer price for each Pancho A share represents a premium of 117.6% to the stock price at closing on December 19, 2002

Agenda

• Key Financial Terms of Transaction

• Pancho Valuation

Pancho’s 2002-2005 Strategic Plan

• Pancho has updated its 2002-2005 Strategic Plan reflecting

      — Macroeconomic and operating developments in its countries of operations

      — Pancho’s announced acquisition of Red de Panama

      — Pancho’s announced agreement to convert its Risco water volume in Mexico to Red’s brand Ciel

Summary valuation analysis

Implied Pancho price per share(1)

(1)	Estimated net debt and minority interest of US$849 MM as of December 31, 2002. Based on 122.0 MM fully diluted Pancho shares at $22.00 per share using the treasury method

(2)	Based on Pancho 2002-2005 Strategic Plan and Pancho estimates thereafter

(3)	Based on COP and UC data from Pancho Strategic Plan without giving effect to potential tax consequences and transaction costs

(4)	Pancho 2003E COP of $469 MM based on Pancho Strategic Plan

(5)	Pancho 2002E COP of $418 MM based on Pancho Strategic Plan

(6)	Pancho 2002E 1,239 MM UC based on Pancho Strategic Plan

Note:	Current share price as of December 19, 2002

Pancho Strategic Plan — Free Cash Flow projections

US$MM

	2003E	2004E	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E

COP(1)	469	536	596	636	672	719	769	824	884	949
% margin	18.8%	20.3%	21.3%	21.7%	21.8%	22.1%	22.5%	22.8%	23.2%	23.6%

(-) Depr. & Amort	(191)	(191)	(190)	(192)	(193)	(205)	(217)	(231)	(246)	(262)
Operating Profit	278	344	406	444	479	514	552	593	638	688
% margin	11.2%	13.1%	14.5%	15.1%	15.5%	15.8%	16.1%	16.4%	16.8%	17.1%

Tax expenses	81	100	118	129	139	149	160	172	185	199
Effective tax rate	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%

EBIAT	197	244	288	316	340	365	392	421	453	488
(+) Depr. & Amort	191	191	190	192	193	205	217	231	246	262
(-) Capex	206	213	225	234	213	195	205	253	267	262
(-) Inc/(Dec) NWI	(16)	(3)	(3)	4	4	5	5	5	6	6
Unlevered FCF	198	226	256	269	316	370	399	394	426	482

(1)	COP: Cash Operating Profit, proxy for EBITDA

Note:	Based on 2002-2005 Strategic Plan as provided by Pancho on December 9, 2002 and Pancho estimates thereafter; change in NWI estimated as 3% of change in revenues from 2006-2010

Country risk analysis

Country risk

	Country	% of 2005 cash	Weighted
	risk	operating	country
Country	(SOT)(1)	profit	risk

Mexico	294	58.8%	173
Guatemala	348	2.8%	10
Nicaragua	601	2.3%	14
Costa Rica	347	5.2%	18
Panama	474	2.1%	10
Colombia	689	13.1%	90
Venezuela	1,087	11.8%	129
Brazil	1,479	3.8%	57

Total weighted country risk			501

(1)	One-year average of the correspondent 10-year sovereign bond. Nicaragua assumes country risk of Peru, which has a Ba3 country rating, compared to the B2 country rating of Nicaragua

•	Spread over Treasuries (SOT) is the additional yield spread over which a particular bond trades above the corresponding U.S. Treasury rate of equivalent maturity

•	It intends to capture the additional return required by investors for the additional risk incurred by investing in that country

•	The country risk was calculated using the 1-year daily weighted average spread (SOT) of each country’s 10-year sovereign bond

•	The SOT of each country was weighed based on the contribution of each to the 2005E COP, in order to estimate a total Weighted Country Risk for Pancho

Note: 2005E COP from Pancho’s Strategic Plan

We estimate Pancho’s nominal WACC at 12.3%

(1)	Source: Pancho

(2)	Estimated based on weighted average (based on COP per country) of historical spreads over Treasuries of all countries of operation

DCF of Pancho’s Strategic Plan

US$MM, except per share data

	A	+	B			=	C

			PV of terminal value				Firm value			Implied FV/2003 COP

	Discounted		COP exit multiple				COP exit multiple			COP exit multiple
	cash flows
WACC	(2003-2012)(1)		4.0x	5.0x	6.0x		4.0x	5.0x	6.0x	4.0x	5.0x	6.0x

11.3%	1,881		1,300	1,625	1,950		3,181	3,506	3,831	6.8x	7.5x	8.2x
11.8%	1,840		1,243	1,554	1,865		3,084	3,394	3,705	6.6x	7.2x	7.9x
12.3%	1,801		1,189	1,486	1,783		2,990	3,287	3,584	6.4x	7.0x	7.6x
12.8%	1,763		1,137	1,422	1,706		2,900	3,184	3,469	6.2x	6.8x	7.4x
13.3%	1,726		1,088	1,360	1,632		2,814	3,086	3,358	6.0x	6.6x	7.2x

	- D	=	E

			Equity value			Equity value per share			Implied perpetuity growth

			COP exit multiple			COP exit multiple			for COP exit multiple
	Net debt
WACC	Dec-02(2)		4.0x	5.0x	6.0x	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x

11.3%	849		2,332	2,657	2,982	$19.12	$21.78	$24.45	-1.8%	0.5%	2.2%
11.8%	849		2,234	2,545	2,856	$18.31	$20.86	$23.41	-1.4%	1.0%	2.6%
12.3%	849		2,140	2,438	2,735	$17.55	$19.98	$22.42	-1.0%	1.4%	3.1%
12.8%	849		2,051	2,335	2,619	$16.81	$19.14	$21.47	-0.6%	1.8%	3.5%
13.3%	849		1,964	2,236	2,509	$16.10	$18.33	$20.56	-0.2%	2.3%	4.0%

(1)	Valuation date as of December 31, 2002, based on 2002-2005 Strategic Plan as provided by Pancho on December 9, 2002, and Pancho estimates thereafter

(2)	Projected net debt as of December 2002 as in 2002-2005 Strategic Plan, includes minority interests of US$29MM

Note:	Based on fully diluted shares at $22.00 using the treasury method

Present value of illustrative theoretical future stock price based on Pancho’s Strategic Plan (1)

Illustrative theoretical stock price

US$ per Pancho share

2002

Present value

Next year’s COP Multiple	0.0%

4.5x	$10.32
5.0x	$12.24
5.5x	$14.16
6.0x	$16.09
6.5x	$18.01

2003

	Discount rate range

	Future value	Present value

Next year’s COP Multiple	0.0%	13.5%	14.0%	14.5%

4.5x	$13.76	$12.14	$12.08	$12.03
5.0x	$15.96	$14.07	$14.01	$13.95
5.5x	$18.15	$16.00	$15.93	$15.87
6.0x	$20.35	$17.94	$17.86	$17.78
6.5x	$22.54	$19.87	$19.79	$19.70

2004

	Discount rate range

	Future value	Present value

Next year’s COP Multiple	0.0%	13.5%	14.0%	14.5%

4.5x	$17.29	$13.47	$13.35	$13.24
5.0x	$19.74	$15.37	$15.23	$15.10
5.5x	$22.18	$17.26	$17.11	$16.97
6.0x	$24.63	$19.16	$18.99	$18.83
6.5x	$27.07	$21.06	$20.88	$20.70

2005

	Discount rate range

	Future value	Present value

Next year’s COP Multiple	0.0%	13.5%	14.0%	14.5%

4.5x	$20.41	$14.06	$13.88	$13.70
5.0x	$23.02	$15.84	$15.64	$15.44
5.5x	$25.62	$17.62	$17.40	$17.17
6.0x	$28.23	$19.41	$19.15	$18.91
6.5x	$30.84	$21.19	$20.91	$20.65

(1)	Assuming theoretical illustrative multiples on projected 12-month forward COP and projected net debt and minority interest at the end of each year on December 31 based on Pancho’s Management projections. For illustrative purposes, the analysis is performed as if Pancho pays a $0.24 per share dividend, payable quarterly, and uses the remaining free cash flows to pay interest and repay debt. Discounted to December 31, 2002. Based on 122.0 million fully diluted Pancho shares at $22.00 per share using the treasury method

Note:	Illustrative theoretical stock price includes the present value of dividends paid from January 1, 2003 through the year end of each corresponding period

Comparison of implied multiples of value of Pancho’s Strategic Plan and of publicly traded peers

	Market	Firm Value	FV/UC		FV/Revenues		FV/COP
	Cap.	(“FV”)
As of 12/19/02	($MM)	($MM)	2002E	2003E	2002E	2003E	2002E	2003E

Pancho current	1,209	2,058	$1.66	$1.57	0.9x	0.8x	4.9x	4.4x
Mid point value of Pancho DCF(1)		3,287	$2.65	$2.51	1.4x	1.3x	7.9x	7.0x
Fernando Offer	2,788	3,637	$2.94	$2.78	1.5x	1.5x	8.7x	7.8x

International Bottlers
CCE	9,459	21,364	$5.33	$5.17	1.3x	1.2x	8.9x	8.3x
PBG	7,073	10,556	$3.91	$3.72	1.2x	1.1x	8.0x	7.4x
Amatil	2,034	3,045	$5.10	$4.82	1.6x	1.3x	9.9x	8.3x
Mean			$4.78	$4.57	1.3x	1.2x	8.9x	8.0x
Median			$5.10	$4.82	1.3x	1.2x	8.9x	8.3x

Latin America Bottlers
Fernando Jr.	3,079	2,858	$4.65	$4.56	1.6x	1.6x	5.2x	5.3x
Arca	1,359	1,430	$3.41	NA	1.1x	NA	4.2x	NA
Contal	1,235	1,024	$3.00	$2.86	1.0x	1.0x	4.4x	4.3x
Andina	859	824	$2.50	$2.49	1.5x	1.6x	7.2x	8.4x
Mean			$3.39	$3.30	1.3x	1.4x	5.3x	6.0x
Median			$3.21	$2.86	1.3x	1.6x	4.8x	5.3x

(1)	Value of Pancho at $19.98 per share

Note:	Pancho’s estimated net debt as of December 31, 2002 of $849MM, including $29MM in minority interest

Source:	Company reports, Bloomberg, JPMorgan research estimates and Pancho Strategic Plan for Pancho data

DCF of Pancho’s Strategic Plan including 50% of the assumed synergies in a theoretical transaction with Fernando Jr.

Assuming synergies split evenly between buyer and seller

Pancho firm value (US$MM)

				Value of 100% of			Firm value + 50% of
	Firm value(1)			synergies			synergies

	COP exit multiple			COP exit multiple			COP exit multiple

WACC	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x

11.3%	3,181	3,506	3,831	377	401	425	3,370	3,707	4,044
11.8%	3,084	3,394	3,705	367	390	413	3,267	3,589	3,912
12.3%	2,990	3,287	3,584	358	380	402	3,169	3,477	3,785
12.8%	2,900	3,184	3,469	349	370	391	3,074	3,369	3,664
13.3%	2,814	3,086	3,358	340	360	381	2,984	3,266	3,548

Equity value per Pancho share (US$/share)

				Equity value per share			Equity value per share +
	Equity value per share(1)			of 100% of synergies			50% of synergies

	COP exit multiple			COP exit multiple			COP exit multiple

WACC	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x

11.3%	$19.12	$21.78	$24.45	$3.09	$3.29	$3.48	$20.66	$23.42	$26.19
11.8%	$18.31	$20.86	$23.41	$3.01	$3.20	$3.39	$19.82	$22.46	$25.10
12.3%	$17.55	$19.98	$22.42	$2.93	$3.11	$3.29	$19.01	$21.54	$24.07
12.8%	$16.81	$19.14	$21.47	$2.86	$3.03	$3.20	$18.24	$20.66	$23.07
13.3%	$16.10	$18.33	$20.56	$2.79	$2.95	$3.12	$17.50	$19.81	$22.12

(1)	Please refer to DCF of Pancho’s Strategic Plan

Note:	Synergies based on 3.5% of Pancho’s and Fernando’s Mexico cash costs in 2003, which approximate $70MM pre-tax. 50% of annual synergies assumed realized in 2003, and 100% thereafter. Synergies tax-effected at 29.0%

Pancho illustrative break-up valuation

Value components(1)

      US$MM, except per share data

Mexico FV/03 COP

7.0x	8.0x

$2,012	$2,299

Central America FV/03 COP

7.0x	8.0x

$405	$463

South America FV/03 UC

$1.33	$1.67

$925	$1,156

Combined FV

$3,342	$3,918

Combined Equity Value

$2,492	$3,069

Implied price/ share

$20.43	$25.15

(1) Based on 122.0 MM fully diluted shares

Considerations

      Achieving break-up value depends on:

•	Level of interest from potential buyers for Central America and in particular for South America

•	Any potential adverse tax consequences which have not been considered

•	Overall execution risk, timing of execution and execution expenses

Analysis of the Fernando Offer

		Series A
		shares
Stock price	Data	$22.00

Premium to:
Current Pancho A stock price (12/19/02)	$10.11	117.6%
1-day prior	$9.67	127.5%
1-month average	$9.24	138.2%
3-month average	$8.98	145.0%
6-month average	$10.57	108.1%
1-year average	$13.59	61.9%
52-week high	$18.69	17.7%
52-week low	$7.67	186.8%

Analysis of the Fernando Offer (cont’d)

		Current	Fernando
Stock price	Data	price(1)	Offer

Valuation
Number of A shares (MM)(2)		113.1	115.5
Number of B shares (MM)(3)		6.5	6.5
Total equity value ($MM)		$1,209	$2,788
Net debt ($MM)(4)		$849	$849
Firm value ($MM)		$2,058	$3,637

Transaction multiples
2002E Unit cases (MM)	1,239	$1.66	$2.94
2003E Unit cases (MM)	1,310	$1.57	$2.78
2002E Revenues	$2,397	0.9x	1.5x
2003E Revenues	$2,489	0.8x	1.5x
2002E COP	$418	4.9x	8.7x
2003E COP	$469	4.4x	7.8x
2002E P/E(5)		16.0x	36.9x
2003E P/E(5)		10.0x	23.2x

(1) Current Pancho share price of $10.11 as of December 19, 2002

(2)	Fully diluted shares (calculated using the treasury stock method) at each correspondent price; includes Red’s B shares

(3)	Assumes Red accepts same price for its Pancho B shares as for its Pancho A shares

(4)	Estimated net debt and minority interest for Pancho as of December 2002

(5)	Includes expenses from Pancho headquarters

Note: Pancho estimates

Premiums paid analysis

Global announced deals in the consumer sector between US$1.0 billion and US$5.0 billion from January 1, 2000 to December 19, 2002

(1)	27 transactions, excludes withdrawn deals

(2)	4 transactions

(3)	Premiums calculated based on December 19, 2002 Pancho closing price of $10.11 per share

Transaction multiples for the soft drinks sector in Latin America

				Transaction	FV/LTM
			%	value						UC	%
Date	Acquirer	Target	stake	($MM)(1)	UC	Sales		COP		(MM)	COP

2002	Pancho	Coca-Cola de Panama	100%	73	$3.8	1.2	x	7.9	x	19	15%
2002	Pepsi Bottling Group	Pepsi-Gemex	100	1,264	3.3	0.9		6.0		383	15%
2001	South African Breweries	Cerveceria Hondureña	97	537	NA	2.1		8.5		NA	NA
2000	Grupo Continental	Tecoman	100	42	2.6	NA		NA		16	NA
2000	Pepsi-GEMEX	EMVASA	97	110	1.6	0.6		4.8		67	13
2000	Quilmes	Embotelladora del Interior (Edisa)	99	37	1.6	NA		NA		23	NA
2000	UCPB&J	Frontera	100	25	1.4	0.6		NA		18	NA
1999	Quilmes	BAESA	51	304	2.7	1.0		NA		112	6
1999	Red	Paraguay Refrescos	58	110	4.4	1.7		9.7		25	17
1999	Andina	Perma	100	108	2.5	NA		NA		43	NA
1999	Embotelladora Arica	Inchcape (Williamson Balfour)	100	612	9.2	2.8		12.1		67	23
1999	Embotelladora Arica	ELSA	72	283	4.3	1.9		12.3		66	9
1998	Sistema Argos	Chihuahua/ Stege	100	120	5.7	1.9		6.1		21	32
1998	Pancho	Refrigerantes do Oeste, Supripack	100	48	2.4	1.2		6.9		19	17
1998	Pancho	Embotelladora Central	100	62	4.4	1.2		5.3		14	12
1997	Fernando	Socunosco (Tapachula)	100	12	1.7	NA		NA		7	NA
1997	Brahma	BAESA	100	155	1.4	0.5		NA		111	NM
1997	Pancho	Milca	100	42	2.8	1.2		NA		15	NA
1997	Pepsi-GEMEX/ Pepsi Mexicana	Embotelladora Agral	100	50	1.7	NA		NA		29	NA
1997	Pancho	Coca Cola-Hit de Venezuela	100	1,100	5.5	2.4		10.8		200	22
1996	Andina	INTI (Cordoba)	79	77	2.9	0.8		NA		27	NA
1996	Pepsi-GEMEX	San Luis Potosi Pepsi	100	21	2.9	NA		NA		7	NA
1996	Polar	Bahía Blanca, Menipal, Cacabuco, Neuquén	100	55	2.4	0.7		NA		23	NA
1996	Fernando	San Isidro Refrescos	100	60	2.6	0.6		NA		23	NA
1995	Pancho	Tica	100	75	3.6	1.0		4.1		21	24
1995	Embotelladora Arica	Embotelladora Boliviana (Vascal S.A.)	100	38	2.0	NA		NA		19	NA
1995	Pancho	Santos	100	61	3.6	0.9		NA		17	NA
1995	Andina	EDASA (Rosario, Mendoza)	59	76	2.5	0.7		NA		30	NA
1993	Fernando	Coca-Cola Industrial y Comercial	51	100	2.7	0.7		NA		37	NA
	Median				$2.7	1.0x		7.4x

(1)	Equity value plus assumed debt